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                                                                EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Equity Office Properties Trust of our report dated March 3, 2000 relating to the financial statements and financial statement schedule of Cornerstone Properties Inc., which appears in Cornerstone's Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


New York, New York
May 11, 2000